EMPLOYMENT AGREEMENT
                            --------------------

      AGREEMENT dated as of the 24th day of March, 1993, by and between WESTERBEKE CORPORATION, a Delaware corporation (the "Company"), and JOHN H. WESTERBEKE, JR. (the "Executive").

                            W I T N E S S E T H :
                            ---------------------

      WHEREAS, the Executive has heretofore served in the employ of the Company and the Company wishes to continue to retain the services of the Executive, and the Executive wishes to continue to serve in the employ of the Company, upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

      1.    Employment, Term, Automatic Extension.

      1.1 The Company agrees to employ the Executive, and the Executive agrees to serve in the employ of the Company, for the term set forth in
Section 1.2, in the position and with the responsibilities, duties and authority set forth in Section 2 and on the other terms and conditions set forth in this Agreement.

      1.2 The term of the Executive's employment under this Agreement shall commence on the date hereof and shall terminate on the fifth anniversary of such date, unless extended or sooner terminated in accordance with this Agreement.

      1.3 As of each anniversary of the date of this Agreement (each, an "Automatic Renewal Date"), unless either party shall have given a notice of non-extension not less than two (2) months prior to such Automatic Renewal Date, the term of this Agreement shall be extended automatically for a period of one year to the anniversary of the expiration date of the then-current term of this Agreement. Once a notice of non-extension shall have been given by either party, there shall be no further automatic extension of this Agreement.

      2. Position, Duties. The Executive shall serve in the position of Chairman of the Board, President and Chief Executive Officer of the Company. The Executive shall perform, faithfully and diligently, such duties, and shall have such responsibilities, appropriate to said positions, as shall be assigned to him from time to time by the Board of Directors of the Company. The Executive shall report directly to the Board of Directors of the Company. The Executive shall devote his time to the performance of his duties and responsibilities hereunder during the normal working hours of executive employees of the Company; provided that the Executive may devote reasonable amounts of time to service as a director, member of an executive or other committee of a board of directors or member of an advisory committee of any organization, to charitable and community activities and to management of his personal investments, provided that such activities do not involve a conflict of interest with the Company or interfere with the performance by the Executive of his duties and responsibilities under this Agreement.

      3.    Salary, Bonus, Deferral of Compensation.

      3.1 Salary. During the term of this Agreement, in consideration of the performance by the Executive of the services set forth in Section 2 and his observance of the other covenants set forth herein, the Company shall pay the Executive, and the Executive shall accept, a base salary at the rate of $141,750 per annum, payable in accordance with the standard payroll practices of the Company.

      3.2   Increases in Salary.  (A) The base salary set forth in Section
3.1 above shall be adjusted annually (but not decreased) on each anniversary of the date of this Agreement by multiplying such base salary by a fraction, the numerator of which shall be the Consumer Price Index (as herein defined) for the month preceding the month in which such adjustment is to be made, and the denominator of which shall be the Consumer Price Index for February 1993. As used herein, the term "Consumer Price Index" shall refer to the Consumer Price Index for Urban Wage Earners and Clerical Workers - United States - All Items (C.P.I.-W)(1982-1984 = 100) published by The Bureau of Labor Statistics, U.S. Department of Labor.

      (B)   In addition to the increases in base salary set forth above in
Section 3.2(A), the Executive shall be entitled to such additional increases in base salary during the term hereof as shall be determined by the Board of Directors of the Company in its sole discretion.

      3.3 Bonus. The Board of Directors of the Company, in its sole discretion, may grant the Executive a bonus opportunity in one or more fiscal years during the term of this Agreement. The grant of a bonus opportunity shall take into account such factors as the Board of Directors shall deem appropriate, including performance of the Company and the Executive in the fiscal year most recently ended and total compensation paid to chief executive officers of manufacturing concerns with sales and earnings comparable to that of the Company.

      3.4 Deferral of Compensation. (A) The Executive may elect to have all or any part of his base salary and bonus paid as deferred compensation by filing a written notice of election with the Company prior to commencement of the year or other fiscal period with respect to which such compensation is payable. Any such election shall be irrevocable.

      Any deferred compensation will bear interest at a rate equal to the Prime Rate as published in the Wall Street Journal on the first business day of each calendar quarter, plus four (4) percentage points, commencing on January 2 of the year following the year with respect to which such compensation is earned, compounded quarterly, until paid.

      The aggregate amount allocable to the Executive as deferred compensation shall be payable to the Executive in five (5) annual installments commencing on the first day of March following the year in which the Executive retires or otherwise ceases to be actively employed by the Company, for whatever cause. If the Executive dies before receiving any or all of the installments of deferred compensation to which he is entitled, any unpaid installments shall be paid as they become due to such person or persons and in such proportions as the Executive may have expressly designated in the last unrevoked written designation of beneficiary or beneficiaries delivered by him to the Company, or if no such unrevoked written designation exists, as the Executive may have expressly designated by his last will and testament, otherwise to the Executive's estate.

      (B) All payments of deferred compensation shall be paid in cash from the general funds of the Company and no special or separate fund shall be established and no other segregation of assets shall be made to assure the payment of any deferred compensation. The Company may make such investments as it may deem desirable to aid it in meeting its obligations hereunder. The Executive, however, shall have no right, title, or interest whatsoever in or to such investments, if any. Nothing contained in this
Section 3.4, and no action taken pursuant to the provisions of this Section 3.4, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the Executive or any other person. To the extent that any person acquires a right to receive payments from the Company under this Agreement, such right shall be no greater than the right of an unsecured general creditor of the Company.

      4.    Benefits, Perquisites.

      4.1 Expense Reimbursement. During the term of this Agreement, the Company shall reimburse the Executive for all reasonable out-of-pocket expenses incurred by him in connection with the performance of his duties hereunder, upon the presentation of proper accounts therefor in accordance with the Company's policies. Such expenses shall include (i) travel expenses of the Executive's spouse incurred in connection with the Executive's performance of his duties hereunder, (ii) annual membership dues for a yacht club of his choice, (iii) tax advice and preparation and financial counseling and (iv) an annual medical examination.

      4.2 Automobile. During the term of this Agreement the Company shall provide the Executive with use of an automobile and shall pay or reimburse the Executive for costs of insurance, gasoline, maintenance and repair of such automobile. A new automobile shall be provided for use by the Executive not less than every three (3) years.

      4.3 Benefits. During the term of this Agreement, the Company will reimburse the Executive for the premiums for the long-term disability insurance policy and long-term care insurance policy described in Schedule
A. The Executive will be eligible to participate in all employee benefit plans and programs offered by the Company from time to time to its employees of comparable seniority (including any stock option plans and deferred compensation plans), subject to the provisions of such plans and programs as in effect from time to time.

      5.    Split-Dollar Life Insurance.

      5.1 In addition to any other insurance which may now or hereafter be provided by the Company on the life of the Executive under any group contract or otherwise, the Company shall provide and pay premiums for the split-dollar life insurance policies on the life of the Executive described in Schedule A. Such policies shall be owned by the Executive or by a trust for the benefit of the Executive or members of the immediate family of the Executive, and shall be obtained immediately upon the execution of this Agreement. The Company shall be obligated to pay the full annual premiums on the split-dollar life insurance policies as shown on Schedule A. The aggregate amount of premiums paid by the Company shall constitute a non-recourse indebtedness of the Executive to the Company payable only out of the death benefit or cash value of such policies as hereinafter set forth. The Executive or the trust, as the case may be, will execute and deliver to the Company a collateral assignment of the policies on a form approved by the insurance company which is the issuer. The Company will be entitled to satisfy the indebtedness owed to it when and to the extent that the policies are surrendered or the proceeds thereof are paid at death, and shall release the collateral assignment pro tanto upon such satisfaction.

      5.2   The Executive agrees that:

            (i) upon his death, the portion of such death benefit equal to the aggregate amount of premiums paid by the Company prior to his death shall be paid to the Company;

            (ii) dividends under such policies shall be applied to purchase paid-up additional insurance;

            (iii) neither the Company, the Executive nor the trust shall terminate or surrender the policies or any part thereof or withdraw from or be loaned any part of the cash value of such policies prior to the Company's receipt of payment of the aggregate amount of premiums paid by the Company for such policies;

            (iv) neither the Executive nor the trust shall transfer legal or beneficial ownership of the policies or use the policies as security for any loan;

            (v) the Executive shall, to the extent possible, take such action as is necessary to cause:

                  (a) the terms of the policies to satisfy the requirements of this Section 5.2;

                  (b) the issuer of the policies to pay the amounts in the manner described above; and

                  (c) the trust to satisfy and be bound by the provisions of this Section 5.2.

      5.3 Any provision of this Agreement to the contrary notwithstanding, the Company shall have the right to suspend or defer payment of premiums in whole or part, or to require the Executive to permit borrowing against the cash value of the policies for the purpose of paying such premiums in whole or part, if such suspension, deferral or borrowing is essential to the liquidity needs of the Company and is approved by the Board of Directors and the stockholders of the Company.

      5.4 The Company, the Executive and the trust shall enter into a Split Dollar Agreement containing the foregoing terms and other standard terms.

      6.  Termination of Employment.

      6.1 Death. In the event of the death of the Executive during the term of this Agreement, the Company shall continue to pay to the estate or other legal representative of the Executive the base salary provided for in
Section 3 (at the annual rate then in effect) until the expiration of a period of three (3) months from the date of the Executive's death. The Company shall also pay to the Executive any bonus payable to the Executive in accordance with Section 3.3. Rights and benefits of the estate or other legal representative of the Executive under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the estate or other legal representative of the Executive nor the Company shall have any further rights or obligations under this Agreement, except as provided in Section 15.

      6.2 Disability. If the Executive shall become incapacitated by reason of sickness, accident or other physical or mental disability and shall be unable to perform his normal duties hereunder for a period of six
(6) consecutive months, then, at any time following the conclusion of such six (6) month period, the employment of the Executive hereunder may be terminated by the Company or the Executive, upon thirty (30) days notice to the other. In the event of such termination, the Company shall (i) continue to pay to the Executive the base salary provided for in Section 3 (at the annual rate then in effect) until the expiration of a period of six
(6) months from the date of such termination and (ii) thereafter, until the first to occur of (A) the expiration of a period of sixty (60) months following the end of the period specified in clause (i), (B) the termination of the Executive's disability or (C) the death of the Executive, in monthly installments on the first day of each month, an amount equal to the excess of (x) fifty percent (50%) of the monthly base salary in effect at the time of the termination of his employment with the Company over (y) the monthly amount, if any, of benefits actually paid to the Executive under any disability plan or policy maintained or paid for by the Company. The Company shall also pay to the Executive any bonus payable to the Executive in accordance with Section 3.3. The Company shall continue to carry group life and health insurance coverage for the Executive from the date of termination of employment through the expiration of the applicable period referred to in clause (ii) of the preceding sentence. Rights and benefits of the Executive under the other benefit plans and programs of the Company shall be determined in accordance with the terms and provisions of such plans and programs. Neither the Executive nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9, and 15.

      6.3 Due Cause. The employment of the Executive hereunder may be terminated by the Company at any time for Due Cause (as hereinafter defined). In the event of such termination, the Company shall pay to the Executive the base salary provided for in Section 3 (at the annual rate then in effect) accrued to the date of such termination and not theretofore paid to the Executive. The Company shall also pay to the Executive any bonus payable to the Executive in accordance with Section 3.3. Rights and benefits of the Executive under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. For purposes hereof, "Due Cause" shall mean (i) willful, gross neglect or willful, gross misconduct in the Executive's discharge of his duties and responsibilities under this Agreement, or (ii) the Executive's conviction of a felony; provided, however, with respect to clause (i) that the Executive shall be given written notice by a majority of the Board of Directors of the Company that it intends to terminate the Executive's employment for Due Cause under clause (i), which written notice shall specify the act or acts upon the basis of which the majority of the Board of Directors of the Company intends so to terminate the Executive's employment, and the Executive shall then be given the opportunity, within fifteen (15) days of his receipt of such notice, to have a meeting with the Board of Directors of the Company to discuss such act or acts. The Executive shall be given seven (7) days after such meeting within which to cease or correct the performance (or nonperformance) giving rise to such written notice and, upon failure of the Executive within such seven (7) days to cease or correct such performance (or nonperformance), the Executive's employment by the Company shall automatically be terminated hereunder for Due Cause. Neither the Executive nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9, and 15.

      6.4 Other Termination by the Company. The Company may terminate the Executive's employment at any time for whatever reason it deems appropriate; provided, however, that in the event that such termination is not pursuant to Sections 6.1, 6.2, 6.3 or 6.5, the Company shall pay to the Executive, on the date of such termination, a lump sum amount in cash and without discount, equal to the base salary provided for in Section 3 (at the annual rate then in effect) which would have been payable from the date of termination through the last day of the term of this Agreement (as in effect immediately prior to such termination). The Executive shall be under no obligation to seek subsequent employment and upon obtaining subsequent employment shall be under no obligation to offset any amounts earned from such subsequent employment (whether as an employee, a consultant or otherwise) against such lump sum payments. The Company shall also pay to the Executive any bonus payable in accordance with Section 3.3. The Company shall continue to pay any premiums payable on split-dollar life insurance policies on the life of the Executive in accordance with Section
5.1 during the period from the date of termination through the last day of the term of this Agreement (as in effect immediately prior to such termination) and the Company shall continue to carry group life and health insurance coverage for the Executive for the same period. Rights and benefits of the Executive under the other benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the Executive nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 15.

      6.5 Voluntary Termination. The Executive may terminate his employment with the Company at any time upon thirty (30) days' prior written notice to the Company. In the event of such termination, the Company shall pay to the Executive the base salary provided for in Section 3 (at the annual rate then in effect) accrued to the date of such termination and not theretofore paid to the Executive. The Company shall also pay to the Executive any bonus payable in accordance with Section 3.3. Rights and benefits of the Executive under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the Executive nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 15.

      6.6 Constructive Termination. Anything herein to the contrary notwithstanding, if the Company:

            (A) demotes the Executive to a lesser position than provided in Section 2;

            (B) causes a material change in the nature or scope of the authorities, powers, functions, duties or responsibilities attached to the Executive's position as described in Section 2;

            (C) decreases the Executive's salary or bonus below the level provided for in Section 3.1 (taking into account increases in salary made from time to time in accordance with Section 3.2);

            (D) fails to obtain the agreement of a successor company to assume the obligations of the Company under this Agreement as required by Section 10.1;

            (E) relocates the executive offices of the Company to a location more than twenty-five (25) miles from Avon, Massachusetts; or

            (F) fails to cause the Executive to be elected to the Board of Directors of the Company;

then such action (or inaction) by the Company, unless consented to in writing by the Executive, shall constitute a termination of the Executive's employment by the Company pursuant to Section 6.4. Notwithstanding the preceding sentence, within thirty (30) days after learning of the action (or inaction) constituting the basis for this constructive termination of employment, the Executive shall (unless he gives written consent thereto) advise the Company in writing that the action (or inaction) constitutes a termination of his employment pursuant to Section 6.4, in which event the Company shall have thirty (30) days in which to correct such action (or inaction) and if the Company does so correct such action (or inaction) the Executive shall not be entitled to terminate his employment under this Section as a result of such action (or inaction).

      6.7 Termination of Employment Following a Change in Control. The Executive may terminate his employment with the Company during the one (1) year period following a Change in Control, and in the event of such termination, the Company shall pay to the Executive, on the date of such termination, a lump sum amount in cash equal to three (3) times the Executive's average annual cash compensation (salary and bonus) during the most recent five (5) taxable years of the Company ending before the date of such termination (or during such portion of such period as the Executive was employed by, or rendered services for, the Company), less $1,000. The Executive shall be under no obligation to seek subsequent employment and upon obtaining subsequent employment shall be under no obligation to offset any amounts earned from such subsequent employment (whether as an employee, a consultant or otherwise) against such lump sum payment. The Company shall continue to carry group life and health insurance coverage for the Executive for a three (3) year period following termination of employment. The Company shall also pay to the Executive any bonus payable to the Executive in accordance with Section 3.3. The Company shall continue to pay any premiums payable on split-dollar life insurance policies on the life of the Executive in accordance with Section 5.1 for a three (3) year period following termination of employment. Rights and benefits of the Executive under the other benefit plans and programs of the Company shall be determined in accordance with the terms and provisions of such plans and programs. Such termination of employment shall be deemed to constitute a termination of the Executive's employment by the Company other than for Due Cause pursuant to Section 6.4. For purposes of this Agreement, a Change in Control of the Company shall be deemed to have occurred if:

            (A) a "person" (meaning an individual, a partnership, or other group or association as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than the Executive or a group including the Executive), acquires more than fifty percent (50%) of the combined voting power of the outstanding securities of the Company having a right to vote in elections of directors and such acquisition shall not have been approved within sixty (60) days following such acquisition by a majority of the Continuing Directors (as hereinafter defined) then in office; or

            (B) Continuing Directors shall for any reason cease to constitute a majority of the Board of Directors of the Company; or

            (C) the business of the Company is disposed of by the Company to a party or parties other than a subsidiary or other affiliate of the Company, in which the Company owns less than a majority of the equity, pursuant to a partial or complete liquidation of the Company, sale of assets (including stock of any subsidiary of the Company) or otherwise, and such disposition shall not have been approved in advance by a majority of the Continuing Directors then in office.

      For purposes of this Agreement, the term "Continuing Director" shall mean a member of the Board of Directors of the Company who either was a member of the Board of Directors on the date hereof or who subsequently became a Director and whose election, or nomination for election, was approved by a vote of at least two-thirds of the Continuing Directors then in office.

      7.    Confidential Information.

      7.1 The Executive shall, during the term of this Agreement and at all times thereafter, treat as confidential and, except as required in the performance of his duties and responsibilities under this Agreement, not disclose, publish or otherwise make available to the public or to any individual, firm or corporation any confidential material (as hereinafter defined). The Executive agrees that all confidential material, together with all notes and records of the Executive relating thereto, and all copies or facsimiles thereof in the possession of the Executive, are the exclusive property of the Company and the Executive agrees to return such material to the Company promptly upon the termination of the Executive's employment with the Company.

      7.2 For purposes hereof, the term "confidential material" shall mean all information acquired by the Executive in the course of the Executive's employment with the Company in any way concerning the products, projects, activities, business or affairs of the Company or the Company's customers, including, without limitation, all information concerning trade secrets and the products or projects of the Company and/or any improvements therein, all sales and financial information concerning the Company, all customer and supplier lists, all information concerning projects in research and development or marketing plans for any such products or projects, and all information in any way concerning the products, projects, activities, business or affairs of customers of the Company which is furnished to the Executive by the Company or any of its agents or customers, as such; provided, however, that the term "confidential material" shall not include information which (a) becomes generally available to the public other than as a result of a disclosure by the Executive, (b) was available to the Executive on a non-confidential basis prior to his employment with the Company or (c) becomes available to the Executive on a non-confidential basis from a source other than the Company or any of its agents or customers provided that such source is not bound by a confidentiality agreement with the Company or any of such agents or customers.

      8.    Interference with the Company.   The Executive acknowledges
that the services to be rendered by him to the Company are of a special and unique character. The Executive agrees that, in consideration of his employment hereunder, the Executive will not, during the term of this Agreement and thereafter for a period of one (1) year commencing on the date of termination of his employment with the Company, (i) solicit or entice or endeavor to solicit or entice away from the Company any person who was an officer, employee or consultant of the Company, either on his own account or for any person, firm, corporation or other organization, whether or not such person would commit any breach of his contract of employment by reason of leaving the service of the Company, and the Executive agrees not to employ, directly or indirectly, any person who was an officer or employee of the Company or who by reason of such position at any time is or may be likely to be in possession of any confidential information or trade secrets relating to the businesses or products of the Company or (ii) solicit or entice or endeavor to solicit or entice away from the Company any present or prospective customer of the Company. For purposes hereof, "prospective customer" shall refer to a customer with whom the Company has had significant contact regarding the provision of products or services during the three (3) month period preceding the termination of the Executive's employment hereunder.

      9. Equitable Relief. In the event of a breach or threatened breach by the Executive of any of the provisions of Sections 7 or 8 of this Agreement, the Executive hereby consents and agrees that the Company shall be entitled to an injunction or similar equitable relief from any court of competent jurisdiction restraining the Executive from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by the Executive under any of such provisions, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity which it may have.

      10.   Successors and Assigns.

      10.1 Assignment by the Company. The Company shall require any successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Section, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law and this Agreement shall be binding upon, and inure to the benefit of, the Company, as so defined.

      10.2 Assignment by the Executive. The Executive may not assign this Agreement or any part thereof without the prior written consent of a majority of the Board of Directors of the Company; provided, however, that nothing herein shall preclude one or more beneficiaries of the Executive from receiving any amount that may be payable following the occurrence of his legal incompetency or his death and shall not preclude the legal representative of his estate from receiving such amount or from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate. The term "beneficiaries", as used in this Agreement, shall mean a beneficiary or beneficiaries so designated to receive any such amount or, if no beneficiary has been so designated, the legal representative of the Executive (in the event of his incompetency) or the Executive's estate.

      11. Governing Law. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the Commonwealth of Massachusetts applicable to contracts to be performed entirely within such State.

      12. Entire Agreement. This Agreement contains all the understandings and representations between the parties hereto pertaining to the subject matter hereof and supersedes all undertakings and agreements, whether oral or in writing, if any there be, previously entered into by them with respect thereto.

      13. Amendment, Modification, Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Executive and by a duly authorized representative of the Company other than the Executive. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either party hereto in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

      14. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall, except as provided in Section 9, be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in the area where the Company then has its principal place of business. The arbitration award shall include attorneys' fees and costs to the prevailing party.

      15. Advance of Defense Expenses. In the event of any action, proceeding or claim against the Executive arising out of his serving or having served in his capacity as an officer and/or director of the Company, which in the Executive's sole judgment requires him to retain counsel (such choice of counsel to be made in his sole and absolute discretion) or otherwise expend his personal funds for his defense in connection therewith, the Company shall be obligated to advance to the Executive (or pay directly to his counsel) counsel fees and other costs associated with the Executive's defense of such action, proceeding or claim; provided, however, that in such event the Executive shall first agree in writing, without posting bond or collateral, to repay all sums paid or advanced to him pursuant to this Section 15 in the event that the final disposition of such action, proceeding or claim is one for which the Executive would not be entitled to indemnification pursuant to the provisions of the laws of the State of Delaware or the Certificate of Incorporation or By-laws of the Company.

      16. Notices. Any notice to be given hereunder shall be in writing and delivered personally or sent by certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or at such other address as such party may subsequently designate by like notice:

      If to the Company:

            Westerbeke Corporation
            41 Ledin Drive
            Avon Industrial Park
            Avon, Massachusetts  02322

      If to the Executive:

            John H. Westerbeke, Jr.
            108 Ridgewood Road
            Milton, Massachusetts  02186

      17. Severability. Should any provision of this Agreement be held by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court or arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

      18. Withholding. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or his beneficiaries, including his estate, shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company, may, in its sole discretion, accept other provision for payment of taxes as permitted by law, provided it is satisfied in its sole discretion that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

      19. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

      20. Titles. Titles of the sections of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.
                             *       *        *

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       WESTERBEKE CORPORATION
                                       By: /s/ John H. Westerbeke, Jr.
                                           ---------------------------
                                           John H. Westerbeke, Jr.
                                           President



                                       By: /s/ Thomas M. Haythe
                                           --------------------
                                           Thomas M. Haythe
                                           Assistant Secretary




                                       BY: /s/ John H. Westerbeke, Jr.
                                           ---------------------------
                                           John H. Westerbeke, Jr.



                                 SCHEDULE A
                                 ----------


                       Long-Term Disability Insurance
                       ------------------------------



                              To Be Agreed Upon




                          Long-Term Care Insurance
                          ------------------------



                              To Be Agreed Upon




                         Split Dollar Life Insurance
                         ---------------------------

                                                   Policy
               Issuer                              Number
-----------------------------------------------------------
New York Life Insurance Company                  44 823 379

Massachusetts Mutual Life Insurance
Company                                           8 858 303

Northwestern Mutual Life Insurance
Company                                          12 445 394

Guardian Life Insurance Company of
America                                            372 8105




12


19456.3
00735-09999

19456.3
00735-09999